UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.  Other Events.

On January 29, 2009, Amylin Pharmaceuticals, Inc. (“Amylin”) issued a press release confirming that it has reviewed an amended 13-D filing with the Securities and Exchange Commission from Amylin shareholder Icahn Capital LP and affiliated funds announcing their intent to nominate a slate of five directors to stand for election at Amylin’s 2009 annual meeting.  Amylin has not yet received the required notice with respect to this action.

Amylin’s Corporate Governance Committee is engaged in a process to recommend a slate for election at the company’s annual meeting. It is reviewing potential nominees suggested by shareholders as part of that process, including two individuals previously discussed with representatives of the Icahn funds. Once the process has been completed, Amylin’s Board of Directors will formally recommend a slate of nominees that it believes will act in the best interest of all shareholders.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	99.1	Press release issued by Amylin on January 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated:	January 29, 2009	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Amylin on January 29, 2009.